Exhibit 99.1


                       BOARD AUTHORIZES EXPLORATION
                     OF STRATEGIC OPTIONS FOR UTILITY

     TOPEKA, Kansas, May 18, 2000 (7:30 a.m. CDT) -- Western Resources announced today that its board of directors authorized management to explore a variety of strategic alternatives for its electric utility operations which consist of KPL and KGE.

     Those options include seeking a merger partner for the utility operations, forming a strategic alliance with other companies, partnering with another electric or natural gas utility or the possible sale of the utility operations.

     The company said it has retained Salomon Smith Barney and Chase Securities to assist in this process.

     "This is the next logical step in our strategy to separate the regulated and unregulated assets of Western Resources, which was announced in March," said David C. Wittig, Western Resources chairman of the board, president and chief executive officer.

     "We understand that growth is essential to be successful in a deregulated electric environment. That has been our view for some time -- and remains our view today. Our electric operations, while solid, are becoming comparatively smaller as the industry consolidates. We look forward to partnering with another energy company that offers compatibility, growth and opportunity for our shareholders, customers and employees," Wittig said.

     Wittig said that the separation strategy will continue whereby the unregulated assets of Western Resources, including investments in the monitored services segment comprised of Protection One, Protection One Europe, Paradigm Direct and Guardian International; ONEOK; unregulated generation; and other investments, will be separated and renamed Westar Capital.

     "Ultimately, this decision is based upon our long held view that the electric business must be significantly larger in order to prosper in a deregulated environment," said Wittig. "We need to prepare for coming deregulation and the competition that will inevitably come to Kansas, and with it, rate equalization. While we have extremely valuable assets, particularly on the generation side, these assets need to be part of a larger business. In addition, our ability to serve our employees, customers, and the communities in which we operate will be enhanced if we initiate this process."

     Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of more than $8 billion, including security company holdings through ownership of Protection One (NYSE: POI), which has more than 1.4 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 634,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the ninth largest natural gas distribution company in the nation, serving more than 1.4 million customers.

     Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous SEC filings, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, compliance with debt covenants, interest and dividend rates, the impact of Protection One's financial condition on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses, events in foreign markets in which investments have been made, accounting matters, and the overall economy of our service area. Our actual results may differ materially from those discussed here. See the company's Annual Report on Form 10-K, quarterly reports on Form 10Q, and current reports on Form 8K for further discussion of factors affecting the company's performance. Western Resources disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

     This letter does not constitute an offer to sell or exchange any securities. Any offer will be made pursuant to a registration statement to be filed with the Securities and Exchange Commission. Western Resources shareholders are urged to read the registration statement when it is available because it will contain important information relating to the offer. A prospectus relating to the offer will be disseminated to all Western Resources shareholders. Shareholders will also be able to obtain the registration statement and other filed documents for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, Western Resources will make the filed documents available for free to Western Resources shareholders.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.

/CONTACT: Media: Michel' Philipp, news@wr.com, 785.575.1927, or fax:
785.575.6399, or Investors: Jim Martin, jim_martin@wr.com, 785.575.6549, Carl Ricketts, carl_ricketts@wr.com, 785.575.8424, or fax: 785.575.8160, all of Western Reaources/

/Web site: http://www.wr.com